Exhibit 10.5
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS. THE CONFIDENTIAL REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH REDACTIONS ARE INDICATED WITH THREE ASTERISKS.
AMENDED AND RESTATED
STOCK OPTION AGREEMENT
          THIS AMENDED AND RESTATED STOCK OPTION AGREEMENT (“Agreement”) is entered into as of July 12, 2007 by and between K12 INC., a Delaware corporation (the “Company”), and RONALD J. PACKARD (the “Optionee”). This Agreement supercedes and replaces in its entirety the Stock Option Agreement between the Company and the Optionee dated July 27, 2006 (the “Original Option Agreement”), under which the Optionee was granted certain stock options pursuant to Sections 2.4 and 2.41 of Optionee’s Employment Agreement with the Company dated January 1, 2006 (the “Employment Agreement”).
     1. Continuation of Stock Options. Subject to the terms and conditions hereinafter set forth, the following options to purchase shares of common stock of the Company (the “Stock”) previously granted to the Optionee pursuant to the Original Option Agreement (the “Options”) shall remain in effect as follows:
(a)	Options to purchase the number of shares of Stock specified on Exhibit A attached hereto at an option exercise price of One Dollar and Fifty Cents ($1.50) per share (the “First Group of Options”) granted under the Original Option Agreement shall continue in effect, provided, however, that any portion of such First Group of Options that are set forth in the first and third lines of Exhibit A that has not vested as of December 31, 2008 shall be forefeited for no consideration effective as of such date, and any portion of such First Group of Options that are set forth in the second line of Exhibit A that has not vested as of December 31, 2010 shall be forfeited for no consideration effective as of such date.

(b)	Options to purchase up to One Million Five Hundred Thousand (1,500,000) shares of Stock at an option exercise price of Six Dollars ($6.00) per share (the “Second Group of Options”) granted under the Original Option Agreement shall continue in effect, provided, however, that any portion of such Second Group of Options that has not vested as of January 1, 2011 shall be forefeited for no consideration effective as of such date.
The shares of Stock purchasable upon exercise of the Options are hereinafter sometimes collectively referred to as the “Option Shares.” The Options are not intended to be, and shall not be treated as, incentive stock options (as such term is defined under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)). Optionee understands and acknowledges that the Company granted the Options outside of, and not as a part of, the K12 Inc. Amended and Restated Stock Option Plan. The Company shall reserve sufficient shares of Stock from its authorized but unissued and not outstanding shares of Stock as set forth in its Certificate of Incorporation, for purposes of issuing Option Shares to the Optionee upon the exercise of the Options in accordance with the terms set forth herein.

     2. Vesting Schedules. Subject to the other terms and conditions of this Agreement including, without limitation Section 3 below, the Options shall vest and become exercisable as set forth below:
(a)	The First Group of Options shall vest and become exercisable upon Optionee’s fulfillment of the vesting conditions set forth on Exhibit A attached hereto as determined in the sole discretion of the Company’s Compensation Committee.

(b)	The Second Group of Options shall vest and become exercisable thereafter when the “fair market value” of the Company’s Stock is equal to or greater than Six Dollars ($6.00) per share (as adjusted for stock splits, combinations, recapitalizations and similar matters). For purposes hereof, “fair market value” means (i) the average closing price of a share of Stock on the principal exchange on which such shares are then trading, if any (or as reported on any composite index which includes such principal exchange), on the ten most recent trading days immediately prior to such date, or (ii) if such shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, the average mean between the closing representative bid and asked prices for such shares on the ten most recent trading days immediately prior to such date as reported by NASDAQ or such successor quotation system; or (iii) in the event that clauses (i) and (ii) above are inapplicable, “fair market value” shall be determined in good faith by the Board of Directors of the Company (the “Board”).
     3. Termination of Options.
          (a) Subject to earlier termination as provided in the other provisions of this Agreement, the Options and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void on December 31, 2012 (the “Option Term”).
          (b) Upon termination of Optionee’s employment or engagement with the Company by reason of Optionee’s death, then the Options held by Optionee to the extent not exercisable on the date of Optionee’s death shall terminate on the date of Optionee’s death. The Options, to the extent exercisable on the date of Optionee’s death, may be exercised by Optionee’s estate, provided that such exercise occurs prior to the earlier of: (i) ninety (90) days after the expiration of any “lock-up” period applicable to the Company’s initial underwritten public offering of Stock, or (ii) the expiration of the Option Term. The Options held by Optionee to the extent exercisable on the date of Optionee’s death shall terminate at the end of the earliest of the periods specified in clauses (i) and (ii) of the immediately preceding sentence.
          (c) Upon termination of Optionee’s employment or engagement with the Company by reason of “permanent disability” (as determined by the Board, or if Optionee has an employment or engagement agreement with the Company, then as determined pursuant to the applicable provisions of said agreement, if any), then the Options held by Optionee to the extent not exercisable on the date of Optionee’s termination shall terminate on the date of Optionee’s termination. The Options, to the extent exercisable on the date of Optionee’s termination, may be exercised by Optionee (or his personal representative), provided that such exercise occurs prior to the earlier of: (i) ninety (90) days after the expiration of any “lock-up” period applicable to the Company’s initial underwritten public offering of Stock, or (ii) the expiration of the Option Term. The Options held by Optionee to the extent exercisable on the date of Optionee’s termination shall terminate at the end of the earliest of the periods specified in clauses (i) and (ii) of the immediately preceding sentence.
          (d) Upon termination of Optionee’s employment or engagement with the Company for “cause” (as determined by the Board, or if Optionee has an employment or engagement agreement with the Company, then as determined pursuant to the applicable provisions of said agreement, if any), the Options may be exercised by Optionee, but only to the extent that the Options were outstanding and exercisable on the date of Optionee’s termination, provided that such exercise occurs within both the remaining Option Term and within ninety (90) days from the date of Optionee’s termination. The Options held by Optionee to the extent exercisable on the date of Optionee’s termination shall terminate at the end of the Option Term or ninety (90) days after Optionee’s termination, whichever is earlier. The Options held by Optionee to the extent not exercisable on the date of Optionee’s termination shall terminate on the date of Optionee’s termination.
          (e) If Optionee’s employment with the Company is terminated by Company for other than death, “permanent disability” or “cause” (as such terms are used in paragraphs (c) and (d) above) or if Optionee resigns from employment with the Company, the Options, to the extent exercisable on the date of Optionee’s termination, may be exercised by Optionee, provided that such exercise occurs prior to the earlier of: (i) ninety (90) days after the expiration of any “lock-up” period applicable to the Company’s initial underwritten public offering of Stock, or (ii) the expiration of the Option Term. The Options held by Optionee to the extent exercisable on the date of Optionee’s termination shall terminate at the end of the earliest of the periods specified in clauses (i) and (ii) of the immediately preceding sentence. The treatment and consideration of all unvested Options held by Optionee on the date of Optionee’s termination shall be determined by the Board in its sole discretion.
     4. Exercise of Options.
          (a) The Optionee may exercise the Options with respect to all or any part of the number of Option Shares then exercisable hereunder from time to time by giving the Chief Financial Officer of the Company written notice of exercise. Each such notice of exercise shall specify the number of Option Shares as to which the Options are to be exercised and the date of exercise thereof, which date shall be at least five days (but not more than fifteen days) after the giving of such notice unless an earlier time shall have been mutually agreed upon by Optionee and the Company.
          (b) Full payment of the option price for the Option Shares being purchased by the Optionee shall be made by the Optionee in cash (in U.S. dollars) on or prior to the date of exercise specified in the notice of exercise.

          (c) The Company shall cause to be delivered to the Optionee a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Stock or reacquired Stock, as the Company may elect) as soon as is reasonably practicable after the full payment for such Option Shares and satisfaction of all other conditions to exercise set forth in this Agreement.
          (d) If the Optionee fails to pay for any of the Option Shares specified in a notice of exercise or fails to accept delivery thereof, the Optionee’s right to purchase such Option Shares shall terminate.
          (e) Notwithstanding any other provision of this Agreement, the Optionee’s right to exercise Options and be issued Option Shares is subject to the conditions set forth in this Section 4(e) in addition to any other conditions set forth elsewhere in this Agreement. The Optionee may not exercise any Options in whole or in part or be issued any Option Shares unless (i) the transaction is in compliance with all applicable state and Federal securities laws, (ii) the transaction is exempt from the qualification and registration requirements of applicable state and Federal securities laws, and (iii) the Company and the Optionee comply with any requirements applicable to the transaction, if any, that are contained in any credit or loan agreement to which the Company is a party. In addition, the obligation of the Company to deliver Stock shall be subject to the condition that if at any time the Company shall determine that the listing, registration, or qualification of the Options or the Option Shares upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Options or the issuance or purchase of Stock thereunder, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.
     5. Adjustment of and Changes in Stock of the Company. In the event of any change in the outstanding shares of Stock by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination, exchange of shares, or the like, the Company’s Compensation Committee shall appropriately adjust the number and kind of shares subject to the Options and the option price.
     6. No Rights of Stockholders. Neither the Optionee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Options, in whole or in part, prior to the date certificates for shares of Stock are issued to the Optionee.
     7. Non-Transferability of Options. During the Optionee’s lifetime, the Options hereunder shall be exercisable only by the Optionee or any guardian or legal representative of the Optionee, and the Options shall not be transferable except, in case of the death of the Optionee, by will or the laws of descent and distribution, nor shall the Options be subject to attachment, execution, or other similar process. In the event of (a) any attempt by the Optionee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Options, except as provided for herein, or (b) the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company may terminate the Options by notice to the Optionee and they shall thereupon become null and void.
     8. Employment/Engagement Not Affected. Neither the granting of the Options nor exercise thereof shall be construed as granting to the Optionee any right with respect to continuance of employment or engagement with the Company or affect any right which the Company may have to terminate the employment or engagement of Optionee.
     9. Amendment of Options. The Options may be amended by the Company’s Compensation Committee at any time (i) if the Company’s Compensation Committee determines, in its reasonable discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986, as amended, or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the date of grant of an Option and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Optionee.
     10. Sale, Merger, Consolidation and Liquidation of the Company. In the event of a sale of the Company (whether by merger, consolidation, sale of assets, sale of stock or otherwise), if the surviving or acquiring entity or purchaser does not expressly agree to assume the Options issued hereunder, all Options issued hereunder which are unvested shall terminate and all Options issued hereunder which are vested (including all Options that become vested as a result of a Vesting Acceleration Event) but not exercised prior to or as of the closing of such event shall terminate. In the event of a dissolution or liquidation of the Company, all Options issued hereunder which are unvested shall terminate and all Options issued hereunder which are vested but not exercised prior to such dissolution or liquidation shall terminate.
     11. Restrictions on Transfer of Option Shares and Related Provisions.
          (a) Except as otherwise expressly set forth in this Section 11, Optionee shall not, voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, sell, transfer, assign, hypothecate, pledge or in any way alienate any Option Shares now or hereafter owned by the Optionee or any right or interest therein (hereinafter, a “Transfer”) without the prior written consent of the Company’s Compensation Committee, which the Compensation Committee may withhold in its sole discretion. Any attempt to consummate a Transfer in violation of this Agreement shall be null and void.
          (b) Notwithstanding the restrictions contained in Section 11(a) above, (i) Optionee may Transfer Optionee’s Option Shares to the Company or a designee of the Company, or (ii) Optionee may contribute Optionee’s Option Shares to a trust formed solely for the benefit of Optionee and/or Optionee’s immediate family, or (iii) upon the death of Optionee, Optionee’s Option Shares may be transferred to Optionee’s estate, personal representative or heirs by will or the laws of descent and distribution; provided, however, that as a condition to any transfer under clause (i), (ii) or (iii) above, the transferee shall hold the Option Shares subject to the terms and conditions of this Agreement and the transferee shall execute and deliver to the Company an agreement in form and substance satisfactory to the Company agreeing to be bound by the terms and conditions of this Agreement.

          (c) All Option Shares now or hereafter owned by Optionee shall be subject to all of the terms and conditions of this Agreement. All certificates representing such Option Shares shall contain legends to the following effect:
ANY SALE, TRANSFER, PLEDGE, ASSIGNMENT OR ENCUMBRANCE OF THIS SECURITY IS SUBJECT TO THE PROVISIONS OF A STOCK OPTION AGREEMENT BETWEEN THE CORPORATION AND THE STOCKHOLDER, DATED AS OF JULY 27, 2006, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION.
THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN QUALIFIED OR REGISTERED UNDER ANY STATE OR FEDERAL SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF EITHER QUALIFICATION AND REGISTRATION UNDER STATE AND FEDERAL SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED.
          (d) The provisions of Sections 11(a) and 11(b) shall terminate effective upon the consummation an underwritten public offering of shares of Stock by the Company that results in such shares being listed for trading on a national securities exchange or being authorized for trading on the NASDAQ National Market System.
     12. Representations.
          (a) By executing this Stock Option Agreement, Optionee represents and warrants to the Company that Optionee is acquiring the Options for Optionee’s own account, for investment purposes only and not with the intent of distributing, transferring or selling all or any part of the Options.
          (b) In connection with the exercise of any portion of the Options, Optionee represents and warrants to the Company as of the date of such exercise as follows:
               (i) Optionee is acquiring the Stock for Optionee’s own account, for investment purposes only and not with the intent of distributing, transferring or selling all or any part thereof in violation of applicable securities laws.
               (ii) Optionee acknowledges that the Stock has not been registered under any Federal or state securities laws and is being issued pursuant to one or more exemptions from the registration and qualification requirements of such securities laws.

               (iii) Optionee acknowledges that the Company is under no obligation to register or qualify the Stock and that the Stock may not be sold unless it is so registered and qualified or an exemption from registration and qualification is available.
     13. Lock Up In Connection with Public Offering.
          (a) In order to induce the underwriters that may participate in a public offering of the Company’s equity securities to continue their efforts in connection with such a public offering, the Optionee, during the period commencing 30 days prior to and ending 180 days after the effective date of any underwritten public offering of the Company’s equity securities (except as part of such underwritten registration):
               (i) agrees not to (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Stock or any securities convertible into or exercisable or exchangeable for Stock (including, without limitation, Stock or securities convertible into or exercisable or exchangeable for Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission) or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Stock (regardless of whether any of the transactions described in clause (x) or (y) is to be settled by the delivery of Stock, or such other securities, in cash or otherwise), without prior written consent of the lead managing underwriter of such public offering;
               (ii) agrees not to make any demand for, or exercise any right with respect to, the registration of any Stock or any securities convertible into or exercisable or exchangeable for Stock, without the prior written consent of the lead underwriter; and
               (iii) authorizes the Company to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any Stock and any securities convertible into or exercisable or exchangeable for Stock for which the Optionee is the record holder and, in the case of any such shares or securities for which the Optionee is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities.
Upon the Company’s request, the Optionee agrees to execute any additional documents necessary or desirable to confirm Optionee’s obligations set forth above and/or in connection with the enforcement of the foregoing provisions. The foregoing provisions shall survive the death or incapacity of the Option and any obligations of the Optionee set forth above shall be binding upon the heirs, personal representatives, successors and assigns of the Optionee.

     14. Notice. Any notice to the Company provided for in this instrument shall be addressed as follows:
K12 Inc.
2300 Corporate Park Drive, Suite 200
Herndon, Virginia 20171
Attention: Compensation Committee
With a copy to:
K12 Inc.
2300 Corporate Park Drive, Suite 200
Herndon, Virginia 20171
Attention: Office of the General Counsel
And any notice to the Optionee shall be addressed to the Optionee at the current address shown on the records of the Company.
Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.
     15. Income Tax Consequences. Optionee acknowledges, represents, and warrants that the Company has made no representations whatsoever to Optionee concerning the specific Federal and/or state income tax and alternative minimum tax consequences to Optionee of the Options or the exercise thereof, and Optionee shall be responsible for consulting with Optionee’s personal tax advisor regarding such matters. Without limiting the generality of the foregoing, Optionee acknowledges that pursuant to Code Section 409A, an option that is granted with a per share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of a share of Stock on the date of grant (a “discount option”) may be considered “deferred compensation.” An option that is a “discount option” may result in (i) income recognition by the Optionee prior to the exercise of the option, (ii) an additional twenty percent (20%) tax payable by Optionee, and (iii) potential penalty and interest charges payable by Optionee. Optionee acknowledges that the Company cannot and has not guaranteed that in the event of an examination the IRS will agree that the per share exercise price of the Stock that is subject to this Option equals or exceeds the fair market value of a share of Stock on the date of grant. Optionee agrees that if the IRS determines that the Option was granted with a per share exercise price that was less than the fair market value of a share of Stock on the date of grant, Optionee will be solely responsible for all consequences to Optionee related to such a determination.
     16. Withholding Taxes. Whenever the Company issues or transfers shares of Stock hereunder, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any Federal, state, and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may (but shall not be obligated to) issue or transfer such shares of Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Stock shall be valued on the date the withholding obligation is incurred.
     17. Governing Law. The validity, construction, interpretation, and effect of this Agreement shall exclusively be governed by and determined in accordance with the laws of the State of Delaware (without regard to conflicts of law principles), except to the extent preempted by Federal law, which shall to such extent govern.
     18. Entire Agreement. This Agreement sets forth the entire agreement between the parties relating to the subject matter hereof and supersedes any other prior understandings or agreements between the parties relating to such subject matter including, without limitation, the Original Option Agreement and Sections 2.4 and 2.41 of the Employment Agreement.
          IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement effective as of the date first set forth above.

“Company” K12 INC. a Delaware corporation
By:	/s/ Andrew Tisch
Andrew Tisch
Chair, Compensation Committee

“Optionee”
/s/ Ronald J. Packard
Ronald J. Packard

EXHIBIT A
VESTING CONDITIONS FOR FIRST GROUP OF OPTIONS

Line	Number of Options	Vesting Conditions
1	600,000	*** Options shall vest for each opening of a new jurisdiction and enrolling 250 full-time students (up to *** jurisdictions and therefore a maximum of 600,000 Options)
2	1,200,000
Excluding jurisdictions with a VCS opened prior to August 2005, *** Options shall vest when $1M EBITDA contribution per new jurisdiction is achieved (up to *** jurisdictions and therefore a maximum of 1,200,000 Options) [1]

3	200,000	Achievement of fiscal year 2008 EBITDA and Revenue targets to be determined by the Board

[1]	Calculation of EBITDA contribution will be derived from gross revenue realized from teacher pass through, materials, local management services and computer and ISP fees, but shall exclude any allocated costs to the VCS from K12 corporate and any K12 markup in selling to the schools. For example, the opening in December, 2008 of a new jurisdiction that takes until December 2010 to achieve $1M EBITDA contribution would entitle Optionee to vesting of *** Options for that new jurisdiction in December, 2010.